Independent auditors' consent


The board and shareholders AXP Progressive Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
November 3, 2000